Exhibit 10.52

PROMISSORY NOTE

$200,000                                                                                                                          March 30, 2007
                                                                                                                       (Date)

            FOR VALUE RECEIVED, Material Technologies, Inc., a Delaware corporation, its assigns and successors (“MaTech” or the “Company”), hereby promises to pay to the order of Nathan J. Esformes, (the “Holder”), in immediately available funds, the total principal sum of Two Hundred Thousand Dollars ($200,000) pursuant to the terms hereof.  The principal hereof and any accrued but unpaid interest shall be due and payable on the date which is two (2) years from the date hereof.  Payment of all amounts due hereunder shall be made at the address of the Holder provided for in Section 4 hereof.  This Note shall bear interest at the rate of eight percent (8%) per annum.

            1.       PREPAYMENT.  The Company may, at its option, at any time and from time to time, prepay all or any part of the principal balance of this Note, without penalty or premium.

            2.       TRANSFERABILITY.  This Note shall not be transferred, pledged, hypothecated, or assigned by the Company or the Holder without the express written consent of the other party.

            3.       DEFAULT.  The occurrence of any one of the following events shall constitute an Event of Default:

                      (a)       The non-payment, when due, of any principal or interest pursuant to this Note;

                      (b)       The material breach of any representation or warranty in this Note.  In the event the Holder becomes aware of a breach of this Section 3(b), the Holder shall notify the Company in writing of such breach and the Company shall have five business days after notice to cure such breach;

                      (c)       The breach of any covenant or undertaking, not otherwise provided for in this Section 3;

                      (d)       The commencement by the Company of any voluntary proceeding under any bankruptcy, receivership, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or the adjudication of the Company as insolvent or bankrupt by a decree of a court of competent jurisdiction; or the petition or application by the Company for, acquiescence in, or consent by the Company to, the appointment of any receiver or trustee for the Company or for all or a substantial part of the property of the Company; or the assignment by the Company for the benefit of creditors; or the written admission of the Company of its inability to pay its debts as they mature; or

                      (e)       The commencement against the Company of any proceeding relating to the Company under any bankruptcy, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, provided, however, that the commencement of such a proceeding shall not constitute an Event of Default unless the Company consents to the same or admits in writing the material allegations of same, or said proceeding shall remain undismissed for 20 days; or the issuance of any order, judgment or decree for the appointment of a receiver or trustee for the Company or for all or a substantial part of the property of the Company, which order, judgment or decree remains undismissed for 20 days; or a warrant of attachment, execution, or similar process shall be issued against any substantial part of the property of the Company.

            Upon the occurrence of any Default or Event of Default, the Holder, may, by written notice to the Company, declare all or any portion of the unpaid principal amount due to Holder, together with all accrued interest thereon, immediately due and payable, in which event it shall immediately be and become due and payable, provided that upon the occurrence of an Event of Default as set forth in paragraph (d) or paragraph (e) hereof, all or any portion of the unpaid principal amount due to Holder, together with all accrued interest thereon, shall immediately become due and payable without any such notice.

            4.       NOTICES.  Notices to be given hereunder shall be in writing and shall be deemed to have been sufficiently given if delivered personally or sent by overnight courier, or by facsimile transmission.  Notice shall be deemed to have been received on the date and time of personal or overnight delivery or facsimile transmission, if received during normal business hours of the recipient; if not, then on the next business day.

Notices to the Company
shall be sent to:                                                             Material Technologies, Inc.
                                                                                    11661 San Vicente Boulevard
                                                                                    Suite 707
                                                                                    Los Angeles , California   90049
                                                                                    Facsimile (310) 473-3177

Notices to the Holder shall be sent to:                         PO Box 1389
                                                                                  Palmetto , Florida 34220
                                                                                  Facsimile No.:  (___)

            5.       JURISDICTION AND SERVICE OF PROCESS.  Any action brought to enforce the terms of this Note will be brought in the appropriate federal or state court having jurisdiction over the County of Los Angeles , State of California , United States of America .

            6.       GOVERNING LAW.  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY THEREIN, WITHOUT GIVING EFFECT TO THE RULES OR PRINCIPLES OF CONFLICTS OF LAW.

            7.       ATTORNEYS FEES.  In the event the Holder hereof shall refer this Note to an attorney to enforce the terms hereof, the Company agrees to pay all the costs and expenses incurred in attempting or effecting the enforcement of the Holder’s rights, including reasonable attorney's fees, whether or not suit is instituted.

            8.       MODIFICATION; WAIVER. No modification or waiver of any provision of this Note or consent to departure therefrom shall be effective unless in writing and approved by the Company and the Holder.

            IN WITNESS WHEREOF, the Company has signed and sealed this Note and delivered it as of March 30, 2007.

“The Company”	“Holder”

Material Technologies, Inc.,
a Nevada corporation

/s/ Robert M. Bernstein	/s/ Nathan J. Esformes
By: Robert M. Bernstein	By: Nathan J. Esformes
Its: President